UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”) was held on Wednesday, April 25, 2012, in Atlanta, Georgia. The results of the matters submitted to a vote of the shareowners at the meeting were as follows:
(a) Votes regarding the election of the persons named below as Directors for a term expiring in 2013 were as follows:

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Herbert A. Allen	1,588,595,358	24,906,373	2,829,920	293,427,189
Ronald W. Allen	1,124,826,743	488,686,390	2,819,523	293,427,189
Howard G. Buffett	1,606,593,326	7,233,397	2,510,893	293,427,189
Richard M. Daley	1,603,770,809	10,616,360	1,950,447	293,427,189
Barry Diller	1,359,896,944	246,502,909	9,937,774	293,427,189
Evan G. Greenberg	1,605,284,895	8,161,286	2,891,446	293,427,189
Alexis M. Herman	1,581,665,509	31,265,453	3,406,665	293,427,189
Muhtar Kent	1,569,337,412	43,967,373	3,032,842	293,427,189
Donald R. Keough	1,586,826,191	26,464,937	3,046,448	293,427,189
Robert A. Kotick	1,608,952,402	4,175,663	3,209,556	293,427,189
Maria Elena Lagomasino	1,606,547,793	6,817,406	2,972,377	293,427,189
Donald F. McHenry	1,594,468,138	18,783,868	3,085,442	293,427,189
Sam Nunn	1,594,194,441	19,241,068	2,890,168	293,427,189
James D. Robinson III	1,591,889,153	21,105,606	3,342,868	293,427,189
Peter V. Ueberroth	1,593,947,864	19,488,094	2,892,974	293,427,189
Jacob Wallenberg	1,307,337,202	306,147,317	2,853,108	293,427,189
James B. Williams	1,507,387,486	105,701,685	3,246,351	293,427,189

(b) Votes regarding the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending December 31, 2012 were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,883,297,221	23,788,703	2,678,316	—

(c) Votes regarding the advisory vote to approve executive compensation were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,557,713,706	46,704,756	11,914,089	293,431,189

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: April 27, 2012	By: /s/ Bernhard Goepelt
Bernhard Goepelt Senior Vice President, General Counsel and Chief Legal Counsel

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